Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Aegerion Pharmaceuticals, Inc. (the “Company”) for the fiscal year ended December 31, 2014 as filed with the Securities and Exchange Commission on March 2, 2015 (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of her or his knowledge:

(1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mary T. Szela
Name:	Mary T. Szela
Title:	Chief Executive Officer (principal executive officer)
and Director
Date:	March 10, 2016

/s/ Gregory D. Perry
Name:	Gregory D. Perry
Title:	Chief Financial and Administrative
Officer (principal financial officer and principal
accounting officer)
Date:	March 10, 2016